Exhibit 21
PERRIGO SUBSIDIARIES

Name of Subsidiary	State/Country of Incorporation
L. Perrigo Company	Michigan
Perrigo Pharmaceuticals Company	Michigan
Perrigo International Inc.	Michigan
Perrigo Company of South Carolina Inc.	Michigan
Perrigo Sales Corporation	Michigan
Perrigo International Holdings Inc.	Michigan
Perrigo Research and Development Company	Michigan
Perrigo Holland, Inc.	Michigan
PJET, Inc.	Michigan
Perrigo Sourcing Solutions, Inc.	Michigan
Perrigo New York, Inc.	Delaware
ChemAgis USA Inc.	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo LLC	Delaware
Perrigo China Business Trustee, LLC	Delaware
Perrigo Mexico Investment Holdings LLC	Delaware
Perrigo Receivables LLC	Delaware
PBM Holdings, LLC	Delaware
PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware
PBM Foods, LLC	Delaware
PBM International Holdings, LLC	Delaware
PBM Canada Holdings, LLC	Delaware
PBM Mexico Holdings, LLC	Delaware
PBM China Holdings, LLC	Delaware
PBM Covington, LLC	Delaware
Paddock Laboratories, LLC	Delaware
Perrigo Company of Tennessee Inc.	Tennessee
Perrigo Iowa, Inc.	Iowa
Perrigo Florida, Inc.	Florida
Perrigo de Mexico S.A. de C.V.	Mexico
Quimica y Farmacia S.A. de C.V.	Mexico
Laboratorios DIBA S.A.	Mexico
Perrigo Mexico Holding S.A. de C.V.	Mexico
PBM Products Mexico S de RL de CV	Mexico
Servicios PBM S de RL de CV	Mexico
Perrigo do Brasil LTDA	Brazil
Wrafton Laboratories Limited	United Kingdom
Perrigo UK Acquisition Limited	United Kingdom
Wrafton Trustees Limited	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Perrigo UK FINCO Limited Partnership	United Kingdom
Galpharm Healthcare Ltd.	United Kingdom
Galpharm International LTD.	United Kingdom
Healthy Ideas Ltd.	United Kingdom
Kiteacre Ltd.	United Kingdom

Perrigo Pharma Ltd.	United Kingdom
Perrigo Israel Holdings Ltd.	Israel
Perrigo Israel Pharmaceuticals Ltd.	Israel
Chemagis Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Arginet Investments and Property (2003) Ltd.	Israel
Perrigo Israel Agencies Ltd.	Israel
Perrigo Israel Enterprises & Investments Ltd.	Israel
Pharma Clal (1983) Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Perrigo Laboratories India Private Ltd.	India
Chemagis India Private Ltd.	India
Perrigo API India Private Ltd.	India
ChemAgis BV	Netherlands
Perrigo Netherlands BV	Netherlands
Perrigo Israel Holdings II BV	Netherlands
Perrigo Netherlands FINCO 1 Cooperatief U.A.	Netherlands
Perrigo Netherlands FINCO 2 BV	Netherlands
Perrigo Trading (Shanghai) Co. Ltd.	China
Perrigo China Business Trust	China
PBM (Guangzhou) Nutritionals Co. Ltd.	China
Perrigo Denmark K/S	Denmark
Perrigo Asia Holding Company	Mauritius
Perrigo Australian Holding Company I PTY Limited	Australia
Perrigo Australian Holding Company II PTY Limited	Australia
Orion Laboratories PTY Limited	Australia
Orion Laboratories NZ Ltd	New Zealand